Exhibit 10(iii)(A)(2)

MICHAEL R. MARRA
Senior Counsel
Tel. 212-704-1216
Fax: 212-704-2236
mmarra@interpublic.com

March 15, 2006

By Hand Delivery

Mr. Steve Gatfield
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036

Re:  Senior Executive Retirement Income Plan Participation Agreement

Dear Mr. Gatfield:

This letter confirms that, in the event you separate from employment with Interpublic for reasons other than a voluntary resignation or for “Cause” (as defined in your Employment Agreement, which was recently modified by a Supplemental Agreement) prior to April 15, 2009, then the restrictive covenant provisions of your Senior Executive Retirement Income Plan (SERIP) Participation Agreement (the “SERIP Agreement”) (contained in Section 3 of that Agreement) shall be modified so as to not conflict, in any way, with the restrictions as written in Section 7.06 of your Employment Agreement.

Sincerely,

/s/  Michael R. Marra
Michael R. Marra
Accepted and Agreed:

/s/  Steve Gatfield
Steve Gatfield

cc:  Timothy Sompolski
     Marjorie Hoey, Esq.